Exhibit 99.1

First Financial Corporation Acquires Freestar Bank

Date: January 6, 2012

Contacts: Norman L. Lowery, Vice Chairman and CEO — (812) 238-6487

TERRE HAUTE, INDIANA (January 6, 2012) — First Financial Corporation (NASDAQ: THFF) announced today that effective as of December 30, 2011 it had completed its previously announced acquisition of 100% of the stock of Freestar Bank, National Association, of Pontiac, Illinois, and merged Freestar Bank into First Financial Bank, the wholly-owned subsidiary of First Financial. Under the terms of the transaction, First Financial paid PNB Holding Co., the former owner of the stock of Freestar Bank, $47 million and assumed liabilities of PNB equal to approximately $8.2 million.

Donald E. Smith, Chairman and Norman L. Lowery, Chief Executive Officer of First Financial announced, “We are pleased to expand our already strong presence in Illinois by adding Freestar Bank’s 13 offices in east-central Illinois. We welcome the employees and customers of Freestar to our banking family, and look forward to building on Freestar’s tradition of community minded service.”

As a result of the acquisition, First Financial Bank has added Illinois banking offices in the communities of Bloomington, Champaign, Urbana, Pontiac, Downs, Mahomet and Gridley, and acquired assets of approximately $400 million.

About First Financial Corporation

First Financial Corporation is a financial services company headquartered in Terre Haute, Indiana, and has consolidated assets of approximately $2.9 billion. It offers a wide variety of financial services including commercial, mortgage and consumer lending, lease financing, trust account services, depositor services and insurance services through its three subsidiaries, First Financial Bank, N.A., The Morris Plan Company of Terre Haute, and Forrest Sherer, Inc. First Financial Corporation provides the largest financial services delivery system in its service area, with 65 banking centers in west-central Indiana and east-central Illinois, multiple insurance offices and more than 100 FirstPlus ATMs. Forrest Sherer Inc. is a premier regional supplier of insurance, surety and other financial products. The agency has representation agreements with more than 40 regional and national insurers to market their products of property and casualty insurance, surety bonds, employee benefit plans, life insurance and annuities. The Morris Plan Company of Terre Haute, Inc. is an industrial thrift, offering loans to consumers, savings accounts and certificates of deposit.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of First Financial Corporation’s financial condition, results of operations, asset and credit quality trends, profitability and statements about the expected financial benefits and other effects of the acquisition of Freestar Bank. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to; expected cost savings, synergies and other financial benefits from the acquisition might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; market, economic, operational, liquidity, credit and interest rate risks associated with First Financial Corporation’s businesses, competition, government legislation and policies; the ability of First Financial Corporation to execute its business plan, including acquisition plans; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of First Financial Corporation’s internal controls; failure or disruption of information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this press release and other factors identified in First Financial Corporation’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and First Financial Corporation does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.